Exhibit 5(a)

                             UNISOURCE ENERGY CORPORATION
                                220 West Sixth Street
                                     P.O. Box 711
                                Tucson, Arizona 85702


                                    August 6, 1998







          UniSource Energy Corporation
          220 West Sixth Street
          Tucson, Arizona  85701



          Ladies and Gentlemen:

                    I am Vice President and General Counsel of UniSource Energy Corporation, an Arizona corporation (the "Company"), and have acted as such in connection with the filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of one million shares (the "Shares") of the Company's common stock, without par value ("Common Stock"), to be issued under its Investment Plus Plan (the "Plan").

                    Subject to the qualifications hereinafter expressed, I am of the opinion that:

                    (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona.

                    (2) With respect to the outstanding shares of Common Stock to be purchased in the open market for sale pursuant to the Plan, when

                              (a)  the Registration Statement shall have
                                   become effective under the Act, and

                              (b)  such shares of Common Stock shall have
                                   been so purchased,

                    such Common Stock will have been legally and validly issued and will be fully paid and nonassessable; provided, however, that with respect to such Common Stock heretofore issued pursuant to the Plan and other offerings to employees and directors, I have necessarily assumed, without investigation, that the certificates for such Common Stock have been duly countersigned and registered by a transfer agent and registrar and that, upon the issuance of such Common Stock, the Company received the full consideration therefor authorized by the Company's Board of Directors; and provided, further, that this opinion does not extend to Common Stock issued subsequent to the date hereof (except as indicated in paragraph (3) below).

                    (3) With respect to authorized but unissued shares of Common Stock to be issued and sold pursuant to the Plan, when

                         (a) the Registration Statement shall have become effective under the Act,

                         (b) the Company's Board of Directors or a duly authorized committee thereof shall have taken such action as may be necessary to authorize the issuance and sale of the Shares on the terms set forth in or contemplated by the Registration Statement, as to be amended or supplemented, and the exhibits thereto, and to authorize such other action as may be necessary in connection with the consummation of the issuance and sale of the Shares, and

                         (c) such Shares shall have been issued, sold and delivered by the Company pursuant to the Plan, all as contemplated by, and in conformity with, the acts, proceedings and documents referred to above and the Company's Amended and Restated Articles of Incorporation,

                    such Common Stock will have been validly issued and will be fully paid and nonassessable.

                    As a member of the Bar of the State of Arizona, I do not hold myself out as an expert on the laws of other states.

                    I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5(a) to the Registration Statement and the use of my name, as counsel, therein. In giving the foregoing consent, I do not thereby admit that I belong to the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.


                                        Very truly yours,

                                        /s/ Dennis R. Nelson

                                        Dennis R. Nelson, Esq.
                                        Vice President and General Counsel